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                                                                      Exhibit 1

                SUMMARY OF THE CERTIFICATES AS OF MARCH 15, 2001

   The following table summarizes some of the principal terms of our outstanding certificates as of March 15, 2001 after giving effect to the offering of the subclass A-9 certificates and the refinancing of the subclass A-4 and A-7 certificates. Information in this table is based on what we refer to as our "BASE CASE," which is the scenario under which our current assumptions regarding our performance that we discuss under "Airplanes Group Performance Assumptions" (attached as Exhibit 2 to this report) prove to be correct. You should refer to the Cash Flow Analysis that we file with the SEC for more detailed information regarding our historical cash flow performance since March 1998. You should note that appraised values of our aircraft may fluctuate and that our actual revenues may be significantly lower than assumed revenues, which will have corresponding effects on the information set forth below. See "Airplanes Group Performance Assumptions" for a more detailed discussion of our assumptions regarding our performance. For purposes of calculating ratios in this table, we have used amounts under the Base Case for the twelve months ending March 15, 2002. The ratios in this table are calculated as of March 15, 2001 and in each case assuming that the $40 million which will be paid out of the miscellaneous reserve amount on April 17, 2001, as further described in "Reduction of Reserves" below has been applied to reduce the class A principal adjustment amount as of March 15, 2001.

                                             SUBCLASS      SUBCLASS      SUBCLASS        CLASS         CLASS        CLASS
                                                A-6          A-8            A-9            B             C            D
                                           CERTIFICATES  CERTIFICATES  CERTIFICATES  CERTIFICATES  CERTIFICATES  CERTIFICATES
                                           ------------  ------------  ------------  ------------  ------------  ------------

Aggregate Principal Amount                 $445,414,891  $700,000,000  $750,000,000  $278,311,837  $349,837,500  $395,080,000
Expected Ratings
  Fitch                                              AA            AA            AA             A           BBB            BB
  Moody's                                           Aa2           Aa2           Aa2            A2          Baa2           Ba2
  Standard & Poor's                                  AA            AA            AA             A           BBB            BB
Interest Rate                              LIBOR+0.340%  LIBOR+0.375%  LIBOR+0.550%  LIBOR+0.750%        8.150%       10.875%
Initial Loan to Value (1)                         57.7%         57.7%         57.7%         66.4%         77.2%         89.5%
Initial Loan to Assumed First Year's
  Net Revenue (1)(2)                              4.78x         4.78x         4.78x         5.49x         6.39x         7.41x
Assumed Interest Coverage Ratio (2)(3)            3.79x         3.79x         3.79x         3.27x         2.36x         1.87x
Assumed Debt Service Coverage Ratio (2)(4)        3.79x         3.79x         3.79x         2.85x         1.28x         1.12x
Assumed Debt Service Coverage Ratio               1.61x         1.61x         1.61x         1.41x         1.28x         1.12x
Adjusted (2)(5)
Expected Weighted Average Life (Years)(6)           1.3           2.0           5.1           7.1          10.0          14.8
Expected Principal Amortization Period(6)     15-Apr-01     15-Mar-03     15-Jan-04     15-Apr-01     15-Mar-06     15-Dec-13
                                              15-Jan-04     15-Mar-03     15-Nov-08     15-Feb-17     15-Dec-13     15-Feb-17
Final Maturity Date                           15-Mar-19     15-Mar-19     15-Mar-19     15-Mar-19     15-Mar-19     15-Mar-19

FOOTNOTES

(1) "INITIAL LOAN TO VALUE" represents (a) the initial aggregate principal amount of the relevant class or subclass of certificates plus the estimated outstanding aggregate principal amount as of March 15, 2001 of each other class or subclass of certificates that ranks equally or senior in right of payment with that class or subclass then outstanding ("INITIAL LOAN") divided by (b) the aggregate appraised value of the aircraft as of January 31, 2001 plus the expected amount of the maintenance reserves and miscellaneous reserves.

(2) "ASSUMED FIRST YEAR'S NET REVENUE" means our gross lease rentals plus interest income less our leasing costs, servicer fees, administrative agent fees, cash manager fees and other general and administrative costs.

(3) "ASSUMED INTEREST COVERAGE RATIO" means Assumed First Year's Net Revenue divided by Assumed First Year's Interest. "ASSUMED FIRST YEAR'S INTEREST" means (a) the interest payable on the relevant class or subclass of certificates, plus (b) the interest and minimum principal payment assumed to be payable on each other class or subclass of certificates that rank equally or senior in right of payment with that class or subclass of certificates.

(4) "ASSUMED DEBT SERVICE COVERAGE RATIO" means Assumed First Year's Net Revenue divided by Assumed First Year's Interest and Minimum Principal. "ASSUMED FIRST YEAR'S INTEREST AND MINIMUM PRINCIPAL" means (a) the interest and minimum principal payments on the relevant class or subclass of certificates plus (b) the interest and minimum principal payments assumed to be payable on each other class or subclass of certificates that ranks equally or senior in right of payment with that class or subclass currently outstanding.

(5) "ASSUMED ADJUSTED DEBT SERVICE COVERAGE RATIO" means Assumed First Year's Net Revenue divided by Assumed First Year's Interest, Minimum Principal and Class A Principal Adjustment Amount. "ASSUMED FIRST YEAR'S INTEREST, MINIMUM PRINCIPAL AND CLASS A PRINCIPAL ADJUSTMENT AMOUNT" means (a) the interest, minimum principal payments and principal adjustment amounts on the relevant class or subclass of certificates plus (b) the interest, minimum principal payments and principal adjustment amounts assumed to be payable on each other class or subclass of certificates that ranks equally or senior in right of payment with that class or subclass currently outstanding.

(6) "EXPECTED WEIGHTED AVERAGE LIFE" represents the length of time we expect the certificates to remain outstanding based on the Base Case, as further discussed in "AIRPLANES GROUP PERFORMANCE ASSUMPTIONS - PRINCIPAL PAYMENTS UNDER THE BASE CASE" in Exhibit 2 to this report.

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     Summary Performance to Date.  The following table illustrates Airplanes
Group's historical cash performance from March 11, 1998 to March 15, 2001, by comparing the actual outstanding principal balance of the class A, B, C and D certificates and notes with the anticipated outstanding principal balance of those classes, based on assumptions with respect to Airplanes Group's cash performance contained in our March 9, 1998 prospectus (the "1998 BASE CASE"), as adjusted for aircraft sales which have occurred and which were not anticipated in the 1998 Base Case (the "ADJUSTED 1998 BASE CASE"). See "Airplanes Group Cash Flow Analysis" and Exhibit 5 to our report in Form 8-K filed February 22, 2001 for further information on how we determined the Adjusted 1998 Base Case and on our historical cash performance. As illustrated below, the outstanding debt of Airplanes Group as of March 15, 2001 was higher than that anticipated in the Adjusted 1998 Base Case. This is due to the difficulties in the overall cash performance of our portfolio since March 1998, which primarily resulted from lower lease rates, increased lessee arrears and higher than expected aircraft operating expenses and maintenance expenses.

                                                                      ADJUSTED 1998
                                           ACTUAL PRINCIPAL        BASE CASE PRINCIPAL
                                             BALANCE AS OF            BALANCE AS OF
CLASS OF CERTIFICATES AND NOTES             March 15, 2001           MARCH 15, 2001            VARIANCE
-------------------------------            ----------------        -------------------       -------------
                                             (IN MILLIONS)            (IN MILLIONS)          (IN MILLIONS)
A...................................           $1,895.4                 $1,812.0               $  83.4
B...................................              278.3                    263.2                  15.1
C...................................              349.8                    335.3                  14.5
D...................................              395.1                    388.3                   6.8
                                               --------                 --------                ------
                                               $2,918.6                 $2,798.8                $119.8
                                               ========                 ========                ======

     As a result of our overall cash performance since March 1996 and the greater than expected decline in the appraised value of our portfolio since March 1996, our available cash flow after payment of expenses, interest and class A and B minimum principal payment amounts was applied towards payment of the class A principal adjustment amounts in various months pursuant to the terms of the indentures. As of March 15, 2001, $47.0 million in class A principal adjustment amount remained outstanding. Since the class A principal adjustment amount ranks ahead of the class C and D scheduled principal payments, some of the class C and D scheduled principal payments have been deferred. As of March 15, 2001, deferred scheduled principal payments were $14.5 million for the class C certificates and notes, and $6.8 million for the class D certificates and notes.

     The "CLASS A PRINCIPAL ADJUSTMENT AMOUNT" for any payment date represents the difference between the class A outstanding principal balance as of that payment date and the product of (x) the class A target loan to value ratio for that payment date and (y) the adjusted portfolio value as of that payment date. The "ADJUSTED PORTFOLIO VALUE" on any payment date represents the most recent appraised value of our portfolio, adjusted for the depreciation curve as of that payment date assumed in the indentures.

     Reduction of Reserves. On February 20, 2001, the board of the directors of Airplanes Limited and the controlling trustees of Airplanes Trust approved a reduction of the miscellaneous reserve amount required to be retained by Airplanes Group in the collection account from $40 million to $Nil as of March 15, 2001. On March 8, 2001, the board of directors of Airplanes Limited and the controlling trustees of Airplanes Trust further approved a reduction in the maintenance reserve amount required to be retained by Airplanes Group in the collection account from $80 million to $60 million as of March 15, 2001 solely for purposes of the "First Collection Account Top-up."

     The $40 million made available from the reduction of the miscellaneous reserve amount will be applied to reduce the outstanding class A principal adjustment amount on the April 17, 2001 payment date. The reduction of the maintenance reserve amount for purposes of the "First Collection Account Top-up" will allow an additional amount of up to $20 million to be applied to pay the minimum hedge payments, class A minimum principal, class B interest, class B minimum principal, class C interest and class D interest. This additional
$20 million amount, however, will still be required to be retained by Airplanes Group in the collection account for purposes of the "Second Collection Account Top-up." The rating agencies have confirmed that this reduction of the miscellaneous reserve amount and the maintenance reserve amount will not result in a lowering or withdrawal of the ratings of any class or subclass of certificates.

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